UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 28, 2006
SanDisk Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26734 (Commission File No.)	77-0191793 (I.R.S. Employer Identification Number
140 Caspian Court, Sunnyvale, California 94089
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (408) 542-0500
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
SIGNATURES

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
SanDisk Corporation (“SanDisk”) had previously reported in its Current Report on Form 8-K filed with the Securities and Exchange Commission on September 16, 2004 that on September 10, 2004, SanDisk and Toshiba Corporation (“Toshiba”) created Flash Partners, Ltd., a Japanese yugen kaisha, owned 49.9% by SanDisk and 50.1% by Toshiba, and agreed to cooperate in the construction and equipping of a 300-millimeter NAND wafer fabrication facility, Fab 3, in Yokkaichi, Japan to produce NAND flash memory products for the parties. The agreements governing the venture, including the Flash Partners Master Agreement dated September 10, 2004, were filed with SanDisk’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004.
The total investment in Fab 3, excluding the cost of building construction, was estimated at $2.5 billion through the end of 2006, of which SanDisk’s share was estimated to be approximately $1.25 billion. This investment was expected to generate approximately 37,500 wafers per month (subsequently expanded to 48,750 wafers per month), of which SanDisk’s allocation is 50%.
On February 14, 2006, SanDisk reported on its Current Report on Form 8-K that SanDisk and Toshiba had agreed on February 8, 2006 to accelerate the expansion of Fab 3 by increasing capacity from 48,750 wafers per month to 70,000 wafers per month by March 2007. The increase in wafer production was estimated to increase SanDisk’s 50% investment in Fab 3 in the next 12 months by approximately $500 million, bringing SanDisk’s total investment to approximately $1.6 billion.
On April 28, 2006, SanDisk and Toshiba agreed to further accelerate the expansion of Fab 3 to increase Fab 3 wafer capacity from 70,000 wafers per month to 90,000 wafers per month by April 2007. The incremental investment by SanDisk for 50% of this higher Fab 3 output is currently estimated at approximately $300 million over the next 12 months. SanDisk’s total investment to bring Fab 3 wafer capacity to 90,000 wafers per month is expected to be approximately $1.9 billion. SanDisk expects to fund its portion of the investment through its cash as well as other financing sources.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 3, 2006

SANDISK CORPORATION (Registrant)
By:	/s/ Judy Bruner
	Name:	Judy Bruner
	Title:	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)